UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2018

TCG BDC II, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 814-01248	80- 5320146
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
520 Madison Avenue, 40th Floor New York, New York		10022
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2018, the Board of Directors of TCG BDC II, Inc. (the “Company”) appointed Thomas M. Hennigan, the Company’s Chief Risk Officer, to succeed Venugopal Rathi as the Company’s Chief Financial Officer. Mr. Rathi will continue as the Company’s Treasurer and principal accounting officer and will continue to manage the Company’s financial reporting and technical accounting matters, procedures and controls, Sarbanes‑Oxley compliance, and the finance and accounting team that supports these functions.
On March 12, 2018, Orit Mizrachi informed the Company that she resigned as Chief Operating Officer of the Company. Ms. Mizrachi’s responsibilities will be assumed primarily by other officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC II, INC.
(Registrant)

By:	/s/ Michael A. Hart
Name:	Michael A. Hart
Title:	Chief Executive Officer

Date: March 16, 2018

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